As filed with the Securities and Exchange Commission on April 30, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBS Outdoor Americas Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-4494703
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 17th Floor

New York, New York 10174

(Address of Principal Executive Offices, including Zip Code)

CBS Outdoor Americas Inc. Omnibus Stock Incentive Plan

(Full title of the plan)

Richard H. Sauer

Executive Vice President, General Counsel and Secretary

405 Lexington Avenue, 17th Floor

New York, New York 10174

(212) 297-6400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Richard H. Sauer

Executive Vice President, General Counsel and Secretary

405 Lexington Avenue, 17th Floor

New York, New York 10174

(212) 297-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,000,000 shares(2)	$29.73(3)	$237,840,000(3)	$30,633.80(3)

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of up to 8,000,000 shares of Common Stock, par value $0.01 (“Common Stock”), of CBS Outdoor Americas Inc. and options and rights to acquire Common Stock issuable under the CBS Outdoor Americas Inc. Omnibus Stock Incentive Plan.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock, which may be offered and issued to prevent dilution resulting from adjustments as a result of stock splits, stock dividends, recapitalizations, reclassifications, reorganizations or other similar transactions.

(3)	Pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange consolidated reporting system on April 28, 2014 and is estimated solely for purposes of calculating the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the CBS Outdoor Americas Inc. Omnibus Stock Incentive Plan covered by this Registration on Form S-8 (the “Registration Statement”) as required by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement. This information and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by CBS Outdoor Americas Inc. (the “Registrant”) are incorporated herein by reference:

(a)	The Registrant’s prospectus filed on March 28, 2014 pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-189643), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Current Reports on Form 8-K, filed on April 2, 2014, April 3, 2014, April 17, 2014 and April 28, 2014; and

(c)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36367) filed on March 20, 2014 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K included pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto), but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

See the description of the Common Stock contained in the Registrant’s prospectus filed on March 28, 2014 pursuant to
Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-189643).

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. The Registrant’s charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by the MGCL.

The MGCL requires the Registrant (unless the Registrant’s charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits the Registrant to indemnify any present or former director or officer, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any proceeding to which he or she may be made or threatened to be made a party by reason of his or her service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Registrant may not indemnify a director or officer in a suit by the Registrant or in the Registrant’s right in which the director or officer was adjudged liable to the Registrant or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Registrant or in the Registrant’s right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits the Registrant to advance reasonable expenses to a director or officer upon the Registrant’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant; and

•	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the Registrant if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Registrant’s charter authorizes the Registrant, and the Registrant’s bylaws obligate the Registrant, to the fullest extent permitted by the MGCL in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; and

•	any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served as a director, officer, trustee or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee of the Registrant or a predecessor of the Registrant.

The indemnification and payment or reimbursement of expenses provided by the indemnification provisions of the Registrant’s charter and bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Registrant has entered into separate indemnification agreements with each of the Registrant’s current directors in the form filed as Exhibit 10.5 to the Registration Statement on Form S-11, as amended (File No. 333-189643), filed by the Registrant on February 18, 2014, which form is incorporated herein by reference. Each indemnification agreement provides, among other things, for indemnification as provided in the agreement and otherwise to the fullest extent permitted by law and the Registrant’s charter and bylaws against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees. The indemnification agreements also provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Registrant if it is found that such indemnitee is not entitled to such advancement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index in this Registration Statement which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 30th day of April, 2014.

CBS OUTDOOR AMERICAS INC.

By:	/S/ DONALD R. SHASSIAN
Name:	Donald R. Shassian
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Jeremy J. Male	Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2014

/S/ DONALD R. SHASSIAN Donald R. Shassian	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2014

* Anthony G. Ambrosio	Director	April 30, 2014

* Joseph R. Ianniello	Director	April 30, 2014

* Peter Mathes	Director	April 30, 2014

Signature	Title	Date

* Leslie Moonves	Director	April 30, 2014

* Lawrence P. Tu	Director	April 30, 2014

* Joseph H. Wender	Director	April 30, 2014

*By:	/S/ LISA M. TANZI
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of CBS Outdoor Americas Inc. effective March 28, 2014 (incorporated herein by reference to Exhibit 3.1 to CBS Outdoor Americas Inc.’s Current Report on Form 8-K, filed on April 2, 2014).

4.2	Amended and Restated Bylaws of CBS Outdoor Americas Inc. effective March 28, 2014 (incorporated herein by reference to Exhibit 3.2 to CBS Outdoor Americas Inc.’s Current Report on Form 8-K, filed on April 2, 2014).

5.1*	Opinion of Venable LLP as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Venable LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney for Jeremy J. Male.

24.2*	Power of Attorney for Anthony G. Ambrosio.

24.3*	Power of Attorney for Joseph R. Ianniello.

24.4*	Power of Attorney for Peter Mathes.

24.5*	Power of Attorney for Leslie Moonves.

24.6*	Power of Attorney for Lawrence P. Tu.

24.7*	Power of Attorney for Joseph H. Wender.

99.1	CBS Outdoor Americas Inc. Omnibus Stock Incentive Plan, effective as of March 27, 2014 (incorporated herein by reference to Exhibit 10.6 to CBS Outdoor Americas Inc.’s Current Report on Form 8-K, filed on April 2, 2014).

*	Filed herewith.